Exhibit 99.2

COMMONWEALTH OF MASSACHUSETTS

DEPARTMENT OF PUBLIC UTILITIES

Petition of Fitchburg Gas and Electric Light Company d/b/a Unitil (Gas Division), pursuant to G.L. c. 164, § 94 and 200 C.M.R. § 5.00, for Approval of a General Increase in Gas Base Distribution Rates	D.P.U. 19-131

SETTLEMENT AGREEMENT

WHEREAS, Fitchburg Gas and Electric Light Company d/b/a Unitil (“Unitil” or the “Company”), and the Attorney General of Massachusetts (“AGO”) (together, the “Settling Parties”), enter into this Settlement Agreement regarding the Company’s petition filed with the Massachusetts Department of Public Utilities (“Department”) on December 17, 2019 seeking approval, pursuant to G.L. c. 164, § 94 and 220 C.M.R. §§ 5.00 et seq., of a distribution rate increase of $7.290 million1 (“Initial Filing”);

WHEREAS, the Department docketed the Initial Filing as D.P.U. 19-131, and the AGO intervened in D.P.U. 19-131 as a matter of right pursuant to G.L. c. 12, § 11E(a);

WHEREAS, the Company has responded to approximately 146 information requests issued by the AGO;

WHEREAS, the Settling Parties have raised competing and disputed claims regarding various matters contained in the Company’s Initial Filing, but wish to resolve only the matters specified Article 1 and Article 2 of this Settlement Agreement on mutually agreeable terms, and without establishing any new precedent or principle applicable to any other proceedings;

NOW THEREFORE, in consideration of the exchange of promises and covenants contained herein, the legal sufficiency of which is hereby acknowledged, the Settling Parties agree, subject to the Department’s approval, to the following:

[1]	The Company’s initial revenue requirement request of $7.290 million includes the transfer of $3.403 million of revenue requirement approved by the Department in D.P.U. 18-GSEP-01.

ARTICLE 1: TERMS OF SETTLEMENT

1.1.	Overview

1.1.1.	In lieu of a fully litigated rate case, the Settling Parties agree to reduce the Company’s proposed base distribution rate increase of $7.290 million to $4.596 million.[2]

1.1.2.

The proposed base distribution rate increase consists of the Settling Parties’ agreed upon revenue deficiency and the transfer of 2015-2018 Gas System Enhancement Program (“GSEP”) investments into base rates.

1.1.3.	The $4.596 million increase in the allowed revenue requirement includes the Settling Parties’ agreed upon adjustments to the Company’s proposed revenue requirement, as set forth in § 1.2.[3]

1.1.4.

The Company shall phase-in, over two years, the proposed base distribution rate increase of $4.596 million over the then current effective rates: $3.677 million on March 1, 2020 and $0.919 million on March 1, 2021.

1.1.5.

On March 1, 2021, in addition to the base distribution rate increase set forth in § 1.1.4, the Company may increase its Gas System Enhancement Reconciliation Adjustment Factor (“GSERAF”) rates by $1.191 million to recover its estimated February 29, 2020 GSEP deferral over 24 months, as set forth in § 1.3.2.

1.1.6.	On March 1, 2023, the $1.191 million increase to the GSERAF established in § 1.1.5 shall terminate.

1.1.7.

The Company has moved all pension and post-retirement benefits other than pension (“PBOP”) recovery from base rates and into the Company’s Pension/PBOP Adjustment Factor (“PAF”), effective March 1, 2020. The PAF reconciliation will be updated to reflect this change effective March 1, 2020, in the Company’s next scheduled PAF filing.

[2]	See, Attachment 1, Term Sheet.
[3]	All adjustments to the revenue requirement in this Settlement Agreement are to the Initial Filing and have been grossed up for the associated impacts to both cash working capital and bad debt expense.

1.1.8.	Effective March 1, 2020, the Company’s Gas System Enhancement Adjustment Factor (“GSEAF”) rates shall be reduced by $2.852 million in order to bring the factors to zero.

1.1.9.	Effective March 1, 2020, the Company’s GSERAF rates shall be reduced by $1.018 million in order to bring the factors to zero.

1.1.10.

The flowback of excess accumulated deferred income tax through the Company’s Tax Adjustment Credit Factor (“TACF”) has been moved to base rates. The TACF, which is currently a refund (i.e., a credit) to customers, will be increased by $0.670 million, in order to bring the factors to zero. The TACF shall be eliminated, effective March 1, 2020. Any TACF remaining balance shall be recovered or credited to the Company’s Balancing Penalty Credit Factor, included as part of the local distribution adjustment clause (“LDAC”).

1.2.	March 1, 2020 Distribution Rates – Revenue Requirement Adjustments

1.2.1.	Payroll Adjustment

1.2.1.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.076 million associated with the Company’s payroll adjustment.

1.2.2.	Restricted Stock Options

1.2.2.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.070 million associated with the Company’s restrictive stock options.

1.2.3.	Medical O&M

1.2.3.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.074 million associated with the Company’s medical costs.

1.2.4.	Mains Maintenance

1.2.4.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.053 million associated with the Company’s mains maintenance adjustment.

1.2.5.	Rate Case Expense

1.2.5.1.	The Company shall reduce its rate case expense by $0.311 million.

1.2.5.2.

The decrease in rate case expense set forth in § 1.2.5.1 decreases the Company’s Initial Filing revenue requirement by $0.082 million, resulting in total estimated rate case expense of $0.208 million, to be normalized over four years.

1.2.5.3.

The Company may adjust the total revenue requirement to recover its actual reasonable rate case expense, as determined by the Department, normalized over four years, which will be provided in the Company’s compliance filing.

1.2.6.	Depreciation

1.2.6.1.

The Settling Parties agree to the depreciation accrual rates, as filed in the Company’s Initial Filing on December 17, 2019, except for the plastic mains and services plant accounts as provided for in § 1.2.6.2.

1.2.6.2.

The depreciation accrual rates for plastic mains (account: 376.40) and services (account: 380.00) each shall be adjusted to reflect a 10-year increase in the remaining lives proposed by the Company. The resulting depreciation accrual rates shall be 2.57 percent for plastic mains and 4.26 percent for services. As a result, the Company shall decrease its Initial Filing revenue requirement by $0.858 million.

1.2.7.	Tax Refund Recoupment

1.2.7.1.

The Company shall decrease the Company’s Initial Filing revenue requirement by $0.189 million associated with the Company’s proposed tax refund recoupment amount, in accordance with the Department Order in D.P.U. 18-15-F.

1.2.7.2.	Upon the Department’s approval of this Settlement Agreement, the Company shall withdraw its March 6, 2019 Motion of Clarification filed and pending in docket D.P.U. 18-15.

1.2.7.3.

The Company shall flow through any Federal Corporate Income Tax rate change upon its effective date, through a single-issue rate filing to the extent that the Federal Corporate Income Tax rate change becomes effective prior to March 1, 2023.

1.2.8.	Excess Accumulated Deferred Income Taxes (“ADIT”)

1.2.8.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.090 million associated with the roll-forward adjustment to the test year-end rate base associated with Excess ADIT.

1.2.8.2.	The Company shall include $0.747 million of annual Excess ADIT flow-back in the Company’s Initial Filing revenue requirement.

1.2.9.	2019 Capital Additions

1.2.9.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.576 million as an agreed upon deduction associated with the removal of the 2019 capital additions.

1.2.10.	Other Adjustments

1.2.10.1.	The Company shall decrease the Company’s Initial Filing revenue requirement by $0.055 million for the following adjustments:

a.	a reduction of capitalized non-service costs of $0.069 million;

b.	a reduction of software amortization of $0.002 million;

c.	a reduction of inflation allowance of $0.012 million;

d.	a reduction of working capital of $0.002 million; and

e.	an increase of Integrated Resource Plan expenses of $0.030 million.

1.2.11.	Rate Base Adjustments

1.2.11.1.

The Company shall exclude $0.571 million in revenue requirement as an agreed upon deduction from the Company’s Initial Filing revenue requirement associated with the settled Return on Equity of 9.70 percent.

1.3.	March 1, 2021 Distribution Rates – Adjustment

1.3.1.	Base Distribution Rate Increase

1.3.1.1.

Effective March 1, 2021, the Company may increase the base distribution component of its rates by $0.919 million, over the Company’s March 1, 2020 effective base distribution rates, to recover the deferred component of its allowed revenue requirement.

1.3.2.	GSEP Deferral

1.3.2.1.

As set forth in § 1.1.5, the recovery of $2.160 million in under-recovered GSEP will be deferred for 12 months, until March 1, 2021, and will accrue carrying charges at the prime rate during the 12-month deferral.

1.3.2.2.

Beginning March 1, 2021, the Company may recover the GSEP deferral over 24 months by increasing the GSERAF rates by $1.191 million over the Company’s March 1, 2020 effective GSERAF rates of zero. Carrying charges at the prime rate shall continue to be included, consistent with the Company’s GSEAF tariff.

1.4.	March 1, 2023 GSERAF Rates

1.4.1.	On March 1, 2023, the $1.191 million increase to the GSERAF rates established in § 1.1.5 shall terminate.

1.5.	Hardship Protected Accounts Receivable

1.5.1.

The Company’s Initial Filing revenue requirement includes $0.179 million representing the amortization over five years of the December 31, 2018 test-year-end balance of Hardship Protected Accounts Receivable of $0.894 million.

1.6.	Cost of Capital

1.6.1.	The Company shall use a 9.70 percent return as its cost of common equity for ratemaking purposes.

1.6.2.	The Company shall use its proposed pro forma capital structure consisting of 52.45 percent common equity and 47.55 percent long-term debt, excluding goodwill.

1.6.3.	The long-term debt rate shall be at an interest rate of 6.09 percent.

1.6.4.	The computation of the weighted average cost of capital established by this Settlement Agreement is 7.99 percent, which shall be used for ratemaking purposes.

1.7.	Distribution Rate Freeze

1.7.1.

Other than the March 1, 2020 and March 1, 2021 distribution rate increases set forth in §§ 1.2 and 1.3, the Company will not increase or redesign base distribution rates for tariffs of general applicability to become effective prior to March 1, 2023.

1.7.2.

The creation of any new reconciling rate recovery factor shall be deemed a distribution rate increase, and, therefore, may not become effective before March 1, 2023, unless mandated by statute or required by Department order applicable to all gas utilities by the Department. This provision is not intended to apply to any reconciling rate recovery factor in existence as of the effective date of this Settlement Agreement.

1.8.	Exogenous Events

1.8.1.

During the term of the Distribution Rate Freeze, the Company may adjust its Benchmark Revenue due to the occurrence of any singular (not collective) event beyond the Company’s control resulting in incremental cost changes due to: (1) changes in tax laws that uniquely affect the natural gas utility industry; (2) accounting changes unique to the natural gas utility industry; and (3) regulatory, judicial, or legislative changes uniquely affecting the natural gas utility industry, if the total distribution revenue impact of such event exceeds $0.040 million.

1.8.2.

Exogenous event cost recovery requires that the Company present supporting documentation and rationale to the Department for a determination as to the appropriateness of the proposed recovery or refund. Once allowed by the Department, the amount of the cost change occurring shall be recovered from or credited to customers through a separate factor, after review and approval by the Department. The separate factor shall remain in effect until the exogenous event cost is fully recovered from or credited to customers, or until such time that the amounts are appropriately reflected in distribution rates, as applicable.

1.9.	Rate Class Allocation

1.9.1.

The Company will assign the distribution rate increase amounts set forth in §§ 1.1.3 and 1.1.5, by the percentage of volumetric and demand related base revenue generated from current base rates (pursuant to D.P.U. 15-81) using the 2018 test year normalized volumes. The resulting allocated portion of the base revenue increase will be added to the 2018 volumetric and demand related base revenue of each volumetric and demand related rate component to determine the target volumetric and demand related base revenue by rate component. The target volumetric and demand related base revenue by rate component will be divided by the 2018 test year normalized volumes and demand to derive the base rates to become effective on March 1, 2020.

1.10.	Rate Design

1.10.1.	The distribution rate changes established pursuant to this Settlement Agreement shall only impact the demand and volumetric (per therm) components of base rates.

1.10.2.	The rate design shall be derived by maintaining the current customer charge for all rate classes.

1.10.3.

For rate classes with only a volumetric component, the therm rate, shall be increased to collect the changes in the revenue as established § 1.7.1, such that taken together with the customer charge revenue, the total calculated revenue using 2018 weather normalized test year billing determinants equals the revenue requirement for the class.

1.10.4.

For rate classes with both demand and volumetric (per therm) rates, those rates shall be increased by the same percentage, such that taken together with the customer charge revenue, the total calculated revenue using 2018 weather normalized billing determinants equals the revenue requirement for the class.

1.10.5.	Pursuant to the Company’s revenue decoupling adjustment clause, the total Benchmark Revenue is $21.068 million for March 1, 2020, and $21.986 million for March 1, 2021.

1.11.	GSEP

1.11.1.

On May 1, 2020, the GSEAF rate will be increased to approximately $1.634 million to recover the 2020 revenue requirement associated with the 2019 and 2020 investments and the January-February 2020 revenue requirement associated with the 2015-2018 investments. Said amount shall be subject to the Department’s normal reconciliation process through the Company’s GSERAF filing.

1.11.2.

The revenue increase will be capped at 2.5 percent, when calculating the May 1, 2021 and May 1, 2022 increases to the GSEAF and the subsequent GSERAFs effective November 1, 2021 and November 1, 2022. The recovery of the GSEP deferral referenced in § 1.3.2 shall not be included in the calculation of the 2.5 percent cap.

1.11.3.

The GSEAF filings shall include the Settlement Agreement’s capital structure and return amounts, updated depreciation rates, and composite property tax rate. The property tax rate used will be the Company’s composite property tax rate of 2.12 percent, calculated as the ratio of total annual property taxes paid to total net plant in service

ARTICLE 2: SETTLEMENT CONDITIONS

2.1.	This Settlement Agreement shall not be deemed in any respect to constitute an admission by any party that any allegation or contention in this proceeding is true or false.

2.2.

The making of this Settlement Agreement establishes no principles and shall not be deemed to foreclose any party from making any contention in any future proceeding or investigation, except as to those issues and proceedings that are stated in this Settlement Agreement as being specifically resolved by approval of this Settlement Agreement.

2.3.

This Settlement Agreement is the product of settlement negotiations. The Settling Parties agree that the content of these negotiations (including any workpapers or documents produced in connection with the negotiations) are confidential, that all offers of settlement are without prejudice to the position of any party or participant presenting such offer or participating in such discussion, and, except to enforce rights related to this Settlement Agreement or defend against claims made under this Settlement Agreement, that they will not use the content of said negotiations in any manner in this or other proceedings involving one or more of the parties to this Settlement Agreement, or otherwise.

2.4.

The Settling Parties intend that the Company’s customers and shareholders receive the full value of the settled matters, and not some substitute regulatory treatment of lesser value either now or in the future, and the Settling Parties agree that no terms of this Settlement Agreement will be used or interpreted to diminish, in any way, the intended customer or shareholder benefit related to this Settlement Agreement.

2.5.

The provisions of this Settlement Agreement are not severable. This Settlement Agreement is conditioned on its approval in full by the Department. This Settlement Agreement is also contingent upon the provision of accurate and truthful information by the Company during the settlement negotiation process.

2.6.

If the Department does not approve this Settlement Agreement in its entirety by March 1, 2020, the Settlement Agreement shall be deemed to be withdrawn and shall not constitute a part of the record in this or any other proceeding or used for any other purpose.

2.7.

To the extent permitted by law, the Department shall have its usual jurisdiction to implement the terms of this Settlement Agreement. Nothing in this Settlement Agreement, however, shall be construed to prevent or delay the AGO from pursuing any cause of action related to this Settlement Agreement in court under G.L. c. 93A or otherwise.

2.8.

Under no circumstances shall: (1) any charge under this Settlement Agreement or tariffs promulgated hereunder recover costs that are collected by the Company more than once, or through some other rate, charge, or tariff; or (2) any charge recover costs more than once in any other rate, charge, or tariff collected by the Company, it being acknowledged by the Settling Parties that such collection(s) described in this article unless fully refunded with interest, as soon as reasonably possible, shall constitute a breach of this Settlement Agreement when discovered and generally known, and be deemed to violate the involved tariffs.

2.9.

Notwithstanding any provision in this Settlement Agreement to the contrary, no part of this Settlement Agreement shall be interpreted to interfere with the AGO’s rights to petition the Department under G.L. c. 164, § 93, or otherwise under law or regulation, for a review of the Company.

2.10.

The terms of this Settlement Agreement shall be governed by Massachusetts law and not the law of some other state. This Settlement Agreement shall be effective upon approval by the Department regardless of any pending appeals or motions for reconsideration, clarification, or recalculation.

2.11.	The signatories listed below represent that they are authorized on behalf of their principals to enter into this Settlement Agreement.

2.12.	This Settlement Agreement may be signed in counterparts each of which shall be deemed an original and all of which together shall constitute one in the same document.

Fitchburg Gas and Electric Light Company

d/b/a Unitil

By its Attorney,

/s/ Gary Epler
Gary Epler Chief Regulatory Counsel Unitil Service Corp 6 Liberty Lane West Hampton, NH 03842 603.773.6440

Maura Healey

Massachusetts Attorney General

By: /s/ Matthew E. Saunders
Matthew E. Saunders Office of the Attorney General One Ashburton Place Boston, MA 02108 617.727.2200

Dated: January 31, 2020.